UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2013

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Facility

On October 3, 2013, Belden Inc., a Delaware corporation (the “Company”) and certain of its U.S. and foreign subsidiaries entered into a new Credit Agreement (the “Credit Agreement”) by and among the Company, certain non-U.S. subsidiaries of the Company as the “Foreign Borrowers”, and certain other U.S. and non-U.S. subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan Chase Bank, N.A., as “Administrative Agent”, Wells Fargo Bank, National Association, as Syndication Agent, U.S. Bank National Association, HSBC Bank USA, National Association and Citibank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Wells Fargo Bank, National Association, as Joint Bookrunners and Joint Lead Arrangers. At the time of execution, the only non-U.S. borrower was Belden Canada Inc., a company incorporated under the laws of Ontario (the “Canadian Borrower”). The Company has until October 30, 2013 to add certain European subsidiaries as Borrowers through a joinder process and intends to add Borrowers in Germany, the Netherlands and the U.K. For purposes of this Form 8-K, the U.S. Borrower and non-U.S. borrowers are collectively referred to as the “Borrowers” and the Company, the Borrowers and the Guarantors are collectively referred to as the “Loan Parties.” The Credit Agreement provides the Company with a new five year $400.0 million multicurrency asset-based revolving credit facility (the “Credit Facility”). The Borrowers have the ability to seek additional commitments to increase the Credit Facility size in the future by up to $200.0 million. Aggregate revolving borrowings, swingline borrowings and letter of credit exposure may not exceed certain domestic, European (non-German) and German borrowing bases, calculated as a portion of certain eligible accounts receivable, inventory, real estate and equipment of the Loan Parties. Proceeds under the Credit Facility will be used for general corporate and similar purposes.

The Credit Agreement provides, among other things:

•	The outstanding principal amount of all borrowings under the Credit Facility, together with accrued and unpaid interest thereon, generally will be due and payable on October 3, 2018.

•	The Credit Agreement includes a $80.0 million aggregate sublimit for swingline loans ($40.0 million of which collectively is available to the Company and the Canadian Borrower at any given time).

•	The U.S. Borrower, as the borrower representative, has the option (subject to certain limitations and conditions) to elect whether loans denominated in U.S. dollars under the Credit Facility will be Eurodollar loans or alternate base rate loans and whether loans denominated in Canadian dollars under the Credit Facility will be Canadian prime rate loans or Canadian deposit offered rate (“CDOR”) loans. Eurodollar loans bear interest at a rate equal to an adjusted LIBOR rate plus an applicable margin percentage (which margin has a range of 1.25% to 1.75%). Alternate base rate loans bear interest at a rate equal to the greatest of (a) the applicable prime rate announced by the Administrative Agent in New York, in the case of loans to the U.S. Borrower, or in Toronto, in the case of loans to the Canadian Borrower, (b) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers plus 1⁄2 of 1% per annum, and (c) the adjusted LIBOR Rate for a one month interest period plus 1% per annum, plus an applicable margin percentage (which margin has a range of 0.25% to 0.75%). Canadian prime rate loans bear interest at a rate equal to the greater of (i) the Canadian prime rate announced or established by JPMorgan Chase Bank, N.A. Toronto Branch and (ii) the sum of the CDOR Rate (as described below) for a one-month term in effect from time to time plus 1.00% per annum, plus an applicable margin percentage (which margin has a range of 0.25% to 0.75%). CDOR loans bear interest at a rate (the “CDOR Rate”) equal to the sum of the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the relevant CDOR interest period for Canadian Dollar denominated bankers’ acceptances, plus 0.10% per annum, plus an applicable margin percentage (which margin has a range of 1.25% to 1.75%). The applicable margin percentage is subject to adjustments based upon the daily average availability under the Credit Facility during the most recently completed fiscal quarter. During the occurrence and continuance of an event of default, all applicable interest rates are subject to increase by an additional 2.00% per annum.

•	The U.S. Borrower is required to pay an unused commitment fee ranging from 0.25% to 0.375% per annum based on the average daily undrawn portion of the Credit Facility. The Borrowers are also required to pay participation fees to the Lenders ranging from 0.25% to 0.50% per annum based on the average daily amount of letter of credit exposure for such Lenders and a fronting fee of 0.125% per annum on the average daily amount of letter of credit exposure to the issuing bank of a letter of credit. In addition, the Borrowers are required to pay the applicable issuing bank’s standard fees with respect to the issuance, amendment, renewal or extension of any letter of credit or processing of drawings thereunder.

•	Indebtedness under the Credit Facility is guaranteed by certain of the Company’s U.S. and Canadian subsidiaries (and, upon joinder by the European Borrowers, certain of its European subsidiaries), and is secured by a first priority security interest in certain tangible and intangible property and assets of certain of the Company’s U.S. and Canadian subsidiaries (and, upon joinder by the European Borrowers, certain of its European subsidiaries). The Lenders have also received a second priority pledge of all of the equity interests in certain of the Company’s domestic and non-U.S. subsidiaries.

•	The Credit Agreement contains customary mandatory prepayment provisions. In addition, the Borrowers may voluntarily prepay any outstanding loan under the Credit Facility without premium or penalty (other than certain break funding expenses).

•	The Credit Agreement contains customary terms and conditions, including covenants restricting the Loan Parties’ ability to incur indebtedness, liens, merge or consolidate with another entity, liquidate or dissolve, change the nature of its business, make investments, undertake acquisitions, sell assets, make restricted payments (such as the ability to pay dividends and purchase certain equity interests), make certain payments of indebtedness, enter into hedging agreements, engage in affiliate transactions, enter into certain restrictive agreements (such as documents which restrict the ability of an entity to incur, create or permit a lien upon any of its assets) or amend material documents.

•	The Credit Facility requires the Loan Parties not to permit the fixed charge coverage ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter, to be less than 1.0 to 1.0 during any FCCR Test Period (as defined in the Credit Agreement and which means each period commencing on any day that availability under the Credit Facility is less than the greater of $40.0 million or 10.0% of the sum of the total commitments at such time, and continuing until availability under the Credit Facility exceeds such amount for 30 consecutive days).

•	The Credit Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings, certain ERISA events, a change of control, and other customary defaults. Upon an event of default, the Credit Facility provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Credit Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Effective as of October 3, 2013, the Credit Agreement replaced the Company’s existing Credit Agreement, dated as of April 25, 2011, as amended (the “Existing Credit Agreement”), by and among the Company, as borrower, certain other subsidiaries of the Company party thereto, as guarantors, the issuing banks (as defined therein), the lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association, as co-syndication agents, and U.S. Bank National Association, as documentation agent. There were no outstanding revolving credit borrowings on the Existing Credit Agreement at the time of its termination and, as described below, the term loan drawn under the Existing Credit Agreement was paid off in full. The maturity date of the Existing Credit Agreement had been April 25, 2016.

New Term Loan

Also on October 3, 2013, the Company and its subsidiary, Belden Finance 2013 LP (the “Term Loan Borrower”), entered into a new $250,000,000 Term Loan Credit Agreement (the “Term Loan Agreement”) by and among the Company, the Term Loan Borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, HSBC Bank USA, National Association, U.S. Bank National Association and Stephens Inc., as Co-Documentation Agents, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. The proceeds of the loan (the “Term Loan”) were used (a) to pay off the existing Canadian term loan (the “Existing Term Loan”) originated in connection with the Company’s acquisition of Miranda Technologies and was disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2012, and (b) to pay certain fees and expenses and for working capital and general corporate purposes. The Term Loan Agreement also contains an accordion feature allowing the Borrower to request incremental term loans provided such incremental term loans provided such incremental term loans would not cause the consolidated senior secured net leverage ratio to exceed 3.0 to 1.0.

The Term Loan Agreement provides, among other things:

•	The outstanding principal amount of all borrowings under the Term Loan, together with accrued and unpaid interest thereon, generally will be due and payable on October 3, 2020.

•	The Term Loan Borrower has the option (subject to certain limitations and conditions) to elect whether the Term Loan at any given time will be a LIBOR rate loan or a base rate loan. A LIBOR rate loan bears interest at a rate equal to an adjusted LIBOR rate plus 2.50%. A base rate loan bears interest at a rate equal to the greatest of (a) the applicable prime rate announced by the Administrative Agent in New York, (b) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers plus 1⁄2 of 1% per annum, and (c) the adjusted LIBOR Rate for a one month interest period plus 1% per annum, plus 1.50%. During the occurrence and continuance of an event of default, all applicable interest rates are subject to increase by an additional 2.00% per annum. Fees were paid to participating lenders consistent with separately negotiated fee agreements.

•	Indebtedness under the Term Loan is guaranteed by certain of the Company’s U.S. and Canadian subsidiaries and is secured by a second priority security interest in certain tangible and intangible property and assets of certain of the Company’s U.S. and Canadian subsidiaries, and a first priority security interest in certain equity interests in certain of the Company’s domestic and non-U.S. subsidiaries.

•	The Term Loan Agreement contains customary mandatory prepayment provisions. In addition, the Term Loan Borrower may voluntarily prepay any outstanding loan under the Term Loan without premium or penalty (except for a call premium based on certain prepayments within six months of the closing of the Term Loan).

•	The Term Loan Agreement contains customary terms and conditions, including covenants restricting the Loan Parties’ ability to incur indebtedness, liens, merge or consolidate with another entity, liquidate or dissolve, change the nature of its business, make investments, undertake acquisitions, sell assets, make restricted payments (such as the ability to pay dividends and purchase certain equity interests), make certain payments of indebtedness, engage in affiliate transactions or enter into certain restrictive agreements (such as documents which restrict the ability of an entity to incur, create or permit a lien upon any of its assets).

•	The Term Loan Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings, certain ERISA events, a change of control, and other customary defaults. Upon an event of default, the Term Loan Agreement provides that, among other things, the Term Loan then outstanding may be declared due and payable.

The foregoing description of the Term Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.2 hereto. The representations and warranties contained in the Term Loan Agreement were made only for purposes thereof and as of specific dates; were solely for the benefit of the parties to the Term Loan Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Term Loan Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Relationship to Lenders

From time to time, in the ordinary course of their business, certain lenders under the Credit Agreement, the Term Loan Agreement and the Existing Credit Agreement or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the termination of the Existing Credit Agreement and the repayment of the Existing Term Loan is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into the Credit Agreement and a Term Loan Agreement, the terms of which are described in “Item 1.01 Entry into a Material Definitive Agreement,” which description is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Credit Agreement dated as of October 3, 2013 by and among Belden Inc., the foreign borrowers and other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, U.S. Bank National Association, HSBC Bank USA, National Association and Citibank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Wells Fargo Bank, National Association, as Joint Bookrunners and Joint Lead Arrangers

Exhibit 10.2	$250,000,000 Term Loan Credit Agreement by and among Belden Inc., Belden Finance 2013 LP, the lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, HSBC Bank USA, National Association, U.S. Bank National Association and Stephens Inc., as Co-Documentation Agents, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: October 9, 2013	By:	/s/ Kevin Bloomfield
Kevin Bloomfield
Senior Vice President, Secretary and General Counsel